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Union Planters Bank, N.A.
Annual Officers Certificate

Union Planters Mortgage Finance Corporation
Mortgage Pass-Through Certificates, Series 2000-1

Pursuant to Section 3.12 (a) of the Standard Terms to Pooling and Servicing Agreement (May 1998 edition) which is incorporated in the Pooling and Servicing Agreement dated July 1, 2000 among Union Planters Mortgage Finance Corporation, Union Planters Bank, N.A. (the Master Servicer) and The Bank of New York, the undersigned officer of the Master Servicer hereby certifies that a review of the activities of the Servicer during the period January 1, 2000 through December 31, 2000 and of its performance under the Pooling and Servicing Agreement has been made under his supervision and to the best of his knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement through such year.


By: /s/ Mark E. Mosteller
    ---------------------
    (Signature)

    Mark E. Mosteller
    --------------------
    (Printed name)

    Executive Vice President
    ------------------------
    (Title)

    March 26, 2004
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    (Date)